UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 18, 2005
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
     On October 18, 2005, Genentech, Inc., the U.S. partner of OSI Pharmaceuticals, Inc. (“OSI”) for the distribution and sale of OSI’s oncology drug, Tarceva® (erlotinib) in the United States, announced in a press release that its preliminary analysis of a randomized Phase II study designed to evaluate the incremental benefit of adding Tarceva to Avastin® (bevacizumab) in metastatic renal cell carcinoma (“RCC”) suggested that the addition of Tarceva to Avastin resulted in progression-free survival and response rates similar to those achieved with Avastin alone. In its press release, Genentech further stated that due to the exploratory nature of the study, its preliminary estimates of the two co-primary efficacy endpoints, progression-free survival and response rate, do not provide definitive conclusions with high statistical certainty with respect to differences between the treatments and that it will continue to analyze the study results. OSI believes that the market for RCC is relatively small and highly competitive. As such, RCC was not a high priority for OSI in the overall Tarceva clinical program, and OSI does not anticipate a material impact on Tarceva sales for 2005 and beyond.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2005	OSI PHARMACEUTICALS, INC.

	By:	/s/ Michael Atieh

Michael Atieh
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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